Exhibit 16.1

September 24, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re: CASPIAN SERVICES, INC.

Ladies and Gentlemen:

We have read the statement under  item 4.01 in the Form 8-K dated September 22, 2015, of CASPIAN SERVICES, INC. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statement therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Sincerely,

/s/ Haynie & Co